                                                                   Exhibit 99a
                                                            Form 10-K for 1995
                                                               File No. 1-8609





                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                   FORM 11-K



                                 ANNUAL REPORT



                       Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934



                  For the Fiscal Year Ended December 31, 1995



                         Commission File Number 1-8609



                                ---------------



                             PACIFIC TELESIS GROUP
                   SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES



                                ---------------



                             PACIFIC TELESIS GROUP



              130 Kearny Street, San Francisco, California 94108

                               TABLE OF CONTENTS

                                  Description
                                  -----------

   Item                                                                Page
   ----                                                                ----

   1.    Financial Statements and Exhibits . . . . . . . . . . . . . .    1

Item 1.  Financial Statements and Exhibits

         (a)   Financial Statements of the Plan included herein:

               Report of Independent Accountants

                   Financial Statements:

                     Statements of Net Assets Available for Benefits with Fund Information - December 31, 1995 and 1994

                     Statements   of  Changes  in  Net  Assets  Available  for
                     Benefits with Fund Information For the Years Ended December 31, 1995, 1994 and 1993

                     Notes to Financial Statements

                  Schedules:

                     Schedule of Assets Held for Investment Purposes

                     Schedule of Reportable Transactions

                     Other schedules are omitted because the information required is contained in the Financial Statements.


         (b)   Exhibits:

               None

                       REPORT OF INDEPENDENT ACCOUNTANTS


Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees:

We have audited the accompanying statements of net assets available for benefits with fund information of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits with fund information for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees at December 31, 1995 and 1994, and the changes in net assets available for benefits with fund information for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions as of December 31, 1995 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for benefits with fund information and the statement of changes in net assets available for benefits with fund information is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


San Francisco, California
May 17, 1996

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                          December 31, 1995
                                                        (Dollars in thousands)
                                                                       Company      AirTouch               Interest
                                                                        Stock       Stock       Equity      Income       Bond
             ASSETS:                                                     Fund        Fund        Fund        Fund        Fund
                                                                      ----------  ----------  ---------- -----------  ----------
Investments at fair value, except for contracts with insurance companies and banks, which are at contract value
  Pacific Telesis Group common shares                                  $385,356          -           -           -           -
  AirTouch shares                                                            -     $263,152          -           -           -
  State Street S&P 500 Fund                                                  -           -     $443,957          -           -
  State Street Long Bond Fund                                                -           -           -           -      $38,379
  State Street Money Market Fund                                             -           -           -           -           -
  State Street Balanced Fund                                                 -           -           -           -           -
  Contracts with insurance companies and banks                               -           -           -     $215,161          -
  Short-term investments                                                  4,831       1,643       2,274      14,490         220
                                                                      ----------  ----------  ---------- -----------  ----------
    Total Investments                                                   390,187     264,795     446,231     229,651      38,599

Employee contributions receivable                                         1,308          -        1,625          -          195
Dividends and interest receivable                                         6,285           4           1       1,262          -
Receivable for investments sold                                              24          -           -           -           -
                                                                      ----------  ----------  ---------- -----------  ----------
    Total Assets                                                        397,804     264,799     447,857     230,913      38,794
                                                                      ----------  ----------  ---------- -----------  ----------
             LIABILITIES:
Fund transfers - net                                                      2,884         375      (2,479)        695        (135)
Payable for investments purchased                                            -           -           19          -           -
Fees payable                                                                 67          56          97          74          10
                                                                      ----------  ----------  ---------- -----------  ----------
    Total Liabilities                                                     2,951         431      (2,363)        769        (125)
                                                                      ----------  ----------  ---------- -----------  ----------
Net assets available for benefits                                      $394,853    $264,368    $450,220    $230,144     $38,919
                                                                      ==========  ==========  ========== ===========  ==========



                                                                  3










The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                          December 31, 1995
                                                        (Dollars in thousands)
                                                                        Money
                                                                        Market     Balanced
             ASSETS:                                                     Fund        Fund        Total
                                                                      ---------- -----------  ----------
Investments at fair value, except for contracts with insurance companies and banks, which are at contract value
  Pacific Telesis Group common shares                                         -           -  $  385,356
  AirTouch shares                                                             -           -     263,152
  State Street S&P 500 Fund                                                   -           -     443,957
  State Street Long Bond Fund                                                 -           -      38,379
  State Street Money Market Fund                                        $74,605           -      74,605
  State Street Balanced Fund                                                  -    $265,009     265,009
  Contracts with insurance companies and banks                                -           -     215,161
  Short-term investments                                                  1,272       1,404      26,134
                                                                      ---------- -----------  ----------
    Total Investments                                                    75,877     266,413   1,711,753

Employee contributions receivable                                           486       1,091       4,705
Dividends and interest receivable                                             1           1       7,554
Receivable for investments sold                                             366          -          390
                                                                      ---------- -----------  ----------
    Total Assets                                                         76,730     267,505   1,724,402
                                                                      ---------- -----------  ----------
             LIABILITIES:
Fund transfers - net                                                       (310)     (1,030)          -
Payable for investments purchased                                           366           5         390
Fees payable                                                                 19          64         387
                                                                      ---------- -----------  ----------
    Total Liabilities                                                        75        (961)        777
                                                                      ---------- -----------  ----------
Net assets available for benefits                                       $76,655    $268,466  $1,723,625
                                                                      ========== ===========  ==========



                                                                  5









The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                          December 31, 1994
                                                        (Dollars in thousands)
                                                           Company      AirTouch               Interest
                                                            Stock       Stock       Equity      Income       Bond
             ASSETS:                                         Fund        Fund        Fund        Fund        Fund
                                                          ----------  ----------  ---------- -----------  ----------
Investments at fair value
  Pacific Telesis Group common shares                      $332,047           -           -           -           -
  AirTouch shares                                                 -    $298,431           -           -           -
  State Street S&P 500 Fund                                       -           -    $305,135           -           -
  State Street Long Bond Fund                                     -           -           -           -    $ 30,067
  State Street Money Market Fund                                  -           -           -           -           -
  State Street Balanced Fund                                      -           -           -           -           -
  Contracts with insurance companies and banks                    -           -           -    $212,421           -
  Short-term investments                                      4,377       1,695       1,173      16,956         191
                                                          ----------  ----------  ---------- -----------  ----------
    Total Investments                                       336,424     300,126     306,308     229,377      30,258

Employee contributions receivable                             1,566         (77)      1,434           -         173
Dividends and interest receivable                             6,364           5           2         645           -
Receivable for investments sold                                   -           -           -       7,996           -
                                                          ----------  ----------  ---------- -----------  ----------
    Total Assets                                            344,354     300,054     307,744     238,018      30,431
                                                          ----------  ----------  ---------- -----------  ----------
             LIABILITIES:
Fund transfers - net                                            644         205        (911)        201         170
Payable for investments purchased                                 -           -           -           -           -
Fees payable                                                     68          52          83          45           9
                                                          ----------  ----------  ---------- -----------  ----------
    Total Liabilities                                           712         257        (828)        246         179
                                                          ----------  ----------  ---------- -----------  ----------
Net assets available for benefits                          $343,642    $299,797    $308,572    $237,772    $ 30,252
                                                          ==========  ==========  ========== ===========  ==========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                          December 31, 1994
                                                        (Dollars in thousands)
                                                                      Money
                                                                      Market        Balanced
ASSETS:                                                                Fund           Fund           Total
                                                                    ----------    -----------    ----------
Investments at fair value
  Pacific Telesis Group common shares                                       -              -       $332,047
  AirTouch shares                                                           -              -        298,431
  State Street S&P 500 Fund                                                 -              -        305,135
  State Street Long Bond Fund                                               -              -         30,067
  State Street Money Market Fund                                      $62,252              -         62,252
  State Street Balanced Fund                                                -       $202,585        202,585
  Contracts with insurance companies and banks                              -              -        212,421
  Short-term investments                                                  979            622         25,993
                                                                    ----------    -----------    ----------
    Total Investments                                                  63,231        203,207      1,468,931

Employee contributions receivable                                         449          1,177          4,722
Dividends and interest receivable                                         291              1          7,308
Receivable for investments sold                                             -              -          7,996
                                                                    ----------    -----------    ----------
    Total Assets                                                       63,971        204,385      1,488,957
                                                                    ----------    -----------    ----------
             LIABILITIES:
Fund transfers - net                                                     (551)           242              -
Payable for investments purchased                                         290              -            290
Fees payable                                                               16             54            327
                                                                    ----------    -----------    ----------
    Total Liabilities                                                    (245)           296            617
                                                                    ----------    -----------    ----------
Net assets available for benefits                                     $64,216       $204,089     $1,488,340
                                                                    ==========    ===========    ==========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                 for the year ended December 31, 1995
                                                        (Dollars in thousands)
                                                                        Company    Airtouch                Interest
                                                                          Stock       Stock     Equity       Income      Bond
                                                                           Fund        Fund       Fund         Fund      Fund
                                                                      ----------  ----------  ----------  ----------  ----------
Net assets available for benefits, January 1, 1995                     $343,642    $299,797    $308,572    $237,772    $ 30,252
                                                                      ----------  ----------  ----------  ----------  ----------
Employee contributions                                                   20,421          36      21,912           -       2,541

Investment income:
  Dividends on Pacific Telesis Group common shares                       25,600          -            -           -           -
  Interest                                                                  148          39          22      15,522           3

Net appreciation (depreciation) of investments (Note 6)                  57,927      (9,823)    116,907           -       5,768
Transfers of participants' balances, net                                (27,436)     (6,343)     22,150      (6,430)      1,924
Transfers to/from other plans, net                                       (1,272)       (130)      3,316        (494)        419
                                                                      ----------  ----------  ----------  ----------  ----------
  Total additions (deductions), net                                      75,388     (16,221)    164,307       8,598      10,655

  Less: Distributions to participants (Note 2)                           23,837      18,937      22,482      16,094       1,964
        Fees                                                                340         271         177         132          24
                                                                      ----------  ----------  ----------  ----------  ----------
Net increase (decrease)                                                  51,211     (35,429)    141,648      (7,628)      8,667
                                                                      ----------  ----------  ----------  ----------  ----------
Net assets available for benefits, December 31, 1995                   $394,853    $264,368    $450,220    $230,144    $ 38,919
                                                                      ==========  ==========  ==========  ==========  ==========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                 for the year ended December 31, 1995
                                                        (Dollars in thousands)
                                                                                    Money
                                                                                    Market     Balanced
                                                                                    Fund         Fund         Total
                                                                                 ----------- ----------- -----------
Net assets available for benefits, January 1, 1995                                  $64,216    $204,089  $1,488,340
                                                                                 ----------- ----------- ----------
Employee contributions                                                                6,474      15,688      67,072

Investment income:
  Dividends on Pacific Telesis Group common shares                                        -           -      25,600
  Interest                                                                            4,583          14      20,331

Net appreciation (depreciation) of investments (Note 6)                                   -      52,345     223,124

Transfers of participants' balances, net                                              7,278       8,857           -
Transfers to/from other plans, net                                                      842       2,791       5,472
                                                                                 ----------- ----------- -----------
  Total additions (deductions), net                                                  19,177      79,695     341,599

  Less: Distributions to participants (Note 2)                                        6,695      15,200     105,209
        Fees                                                                             43         118       1,105
                                                                                 ----------- ----------- -----------
Net increase (decrease)                                                              12,439      64,377     235,285
                                                                                 ----------- ----------- -----------
Net assets available for benefits, December 31, 1995                                $76,655    $268,466  $1,723,625
                                                                                 =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                 for the year ended December 31, 1994
                                                        (Dollars in thousands)
                                                                       Company    AirTouch                 Interest
                                                                        Stock       Stock       Equity      Income       Bond
                                                                        Fund         Fund        Fund        Fund        Fund
                                                                     ----------- ----------- ----------- ----------- -----------

Net assets available for benefits, January 1, 1994                     $593,005          -     $295,043    $247,676     $34,034
                                                                     ----------- ----------- ----------- ----------- -----------
Employee contributions                                                   20,665         (24)     19,949          -        2,604

Investment income:
  Dividends on Pacific Telesis Group common shares                       24,848          -            -           -           -
  Interest                                                                  134          40          14      15,633           2

Net appreciation (depreciation) of investments (Note 6)                (145,171)    176,142       4,355           -        (918)

Transfers of participants' balances, net                                 24,924     (39,251)      7,389     (10,111)     (1,927)
Transfers to/from other plans, net                                     (140,621)    147,355       6,289       1,993         481
                                                                     ----------- ----------- ----------- ----------- -----------
  Total additions (deductions), net                                    (215,221)    284,262      37,996       7,515         242

  Less: Distributions to participants (Note 2)                           33,766     (15,769)     24,118      17,145       3,978
        Fees                                                                376         234         349         274          46
                                                                     ----------- ----------- ----------- ----------- -----------
Net increase (decrease)                                                (249,363)    299,797      13,529      (9,904)     (3,782)
                                                                     ----------- ----------- ----------- ----------- -----------
Net assets available for benefits, December 31, 1994                   $343,642    $299,797    $308,572    $237,772     $30,252
                                                                     =========== =========== =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                 for the year ended December 31, 1994
                                                        (Dollars in thousands)
                                                                                    Money
                                                                                    Market     Balanced
                                                                                     Fund        Fund        Total
                                                                                 ----------- ----------- -----------
Net assets available for benefits, January 1, 1994                                  $54,074    $188,212  $1,412,044
                                                                                 ----------- ----------- -----------
Employee contributions                                                                6,124      14,959      64,277

Investment income:
  Dividends on Pacific Telesis Group common shares                                        -           -      24,848
  Interest                                                                            2,289          12      18,124

Net appreciation (depreciation) of investments (Note 6)                                   -       2,371      36,779

Transfers of participants' balances, net                                              6,748      12,228           -
Transfers to/from other plans, net                                                    2,530       4,576      22,603
                                                                                 ----------- ----------- -----------
  Total additions (deductions), net                                                  17,691      34,146     166,631

  Less: Distributions to participants (Note 2)                                        7,471      18,018      88,727
        Fees                                                                             78         251       1,608
                                                                                 ----------- ----------- -----------
Net increase (decrease)                                                              10,142      15,877      76,296
                                                                                 ----------- ----------- -----------
Net assets available for benefits, December 31, 1994                                $64,216    $204,089  $1,488,340
                                                                                 =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                 for the year ended December 31, 1993
                                                        (Dollars in thousands)
                                                                        Company                Interest
                                                                         Stock      Equity      Income       Bond
                                                                         Fund        Fund        Fund        Fund
                                                                     ----------- ----------- ----------- -----------
Net assets available for benefits, January 1, 1993                     $450,637    $265,938    $262,417     $32,166
                                                                     ----------- ----------- ----------- -----------
Employee contributions                                                   19,058      19,698          16       2,841

Investment income:
  Dividends on Pacific Telesis Group common shares                       22,523           -           -           -
  Other dividends                                                             -           1           -           -
  Interest                                                                   60           6      18,245           1

Net appreciation (depreciation) of investments (Note 6)                 100,499      27,312           -       3,116

Transfers of participants' balances and to/from other plans, net         23,500      (7,369)    (21,288)     (2,643)
                                                                     ----------- ----------- ----------- -----------
  Total additions (deductions), net                                     165,640      39,648      (3,027)      3,315

  Less: Distributions to participants (Note 2)                           22,942      10,328      11,525       1,411
        Fees                                                                330         215         189          36
                                                                     ----------- ----------- ----------- -----------
Net increase (decrease)                                                 142,368      29,105     (14,741)      1,868
                                                                     ----------- ----------- ----------- -----------
Net assets available for benefits, December 31, 1993                   $593,005    $295,043    $247,676    $ 34,034
                                                                     =========== =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                 for the year ended December 31, 1993
                                                        (Dollars in thousands)
                                                                                    Money
                                                                                    Market     Balanced
                                                                                     Fund        Fund        Total
                                                                                 ----------- ----------- -----------
Net assets available for benefits, January 1, 1993                                 $ 49,201    $148,466  $1,208,825
                                                                                 ----------- ----------- -----------
Employee contributions                                                                7,229      14,264      63,106

Investment income:
  Dividends on Pacific Telesis Group common shares                                        -           -      22,523
  Other dividends                                                                         -           -           1
  Interest                                                                            1,825           4      20,141

Net appreciation (depreciation) of investments (Note 6)                                   -      19,926     150,853

Transfers of participants' balances and to/from other plans, net                       (923)     12,331       3,608
                                                                                 ----------- ----------- -----------
  Total additions (deductions), net                                                   8,131      46,525     260,232

  Less: Distributions to participants (Note 2)                                        3,206       6,649      56,061
        Fees                                                                             52         130         952
                                                                                 ----------- ----------- -----------
Net increase (decrease)                                                               4,873      39,746     203,219
                                                                                 ----------- ----------- -----------
Net assets available for benefits, December 31, 1993                               $ 54,074    $188,212  $1,412,044
                                                                                 =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS

1.  Plan Description
    ----------------

    A.  General

    The Plan was established by Pacific Telesis Group (the "Corporation") to provide a convenient way for eligible employees to save on a regular and long-term basis and to supplement retirement income.

    B.  Employee Contributions and Employing Company Matching Allocations

    Employee Contributions - Salaried employees of the Corporation and its participating subsidiaries (the "Employing Company") are eligible to participate in the Plan after completing one year of service. Eligible employees may authorize a basic contribution of up to 6% of salary in 1% increments. If the employee has authorized the maximum basic contribution of 6%, a supplemental contribution may also be authorized which, when added to the basic contribution of 6%, results in a total contribution of not more than 16% of salary. Basic and supplemental contributions may be made on an after-tax or before-tax basis, as elected by the employee. The employee may change the rate of employee contributions as of the first payroll period ending in any month subject to a maximum of three elections per year. The election must be made at least five days before the beginning of any month to be effective for that month.

    Employee contributions on a before-tax basis are limited to an annual maximum, adjusted for inflation ($9,500 for 1996, $9,240 for 1995 and $9,240 for 1994). Salary eligible for contributions is limited to an annual maximum, adjusted for inflation ($150,000 for 1996, 1995 and 1994).

    Employing Company Matching Allocations - Each participant receives a "matching" allocation (in Pacific Telesis' stock) equal to 66-2/3% of the employee's basic contributions. A matching allocation is not made with respect to supplemental contributions. The Plan and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees incorporate a leveraged employee stock ownership plan called the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP (the "LESOP") to provide for company matching allocations.

    Transfers to/from Other Plans - Salaried employees with less than one year of service may elect to roll over a distribution from another qualified plan to the Plan prior to the time the employee becomes an eligible employee. Participants who retire and elect a cashout from the Pacific Telesis Group Pension Plan for Salaried Employees may roll over the cashout to the Plan. The amount rolled over will be credited to the employee's account as of the last day of the month in which the rollover was received.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

1.  Plan Description (Continued)
    ----------------------------

    C.  Investment Directions

    Employees may elect that their payroll deductions be invested in any of the following funds, in 10% increments, with elections totalling 100%.

    (a) the Company Stock Fund;
    (b) the Equity Fund;
    (c) the Bond Fund;
    (d) the Money Market Fund;
    (e) the Balanced Fund.

    Employing Company matching allocations under the LESOP are invested only in the ESOP Fund, which is invested in shares of Pacific Telesis Group and not reflected in this Plan.

    Once in any three-month period, participants can transfer all or a portion of their investment in an investment fund to another permitted investment fund or combination of investment funds. Transfers may be made by telephoning PIN (Participant Inquiry Network) on or before the effective date of transfer (last day of the month). Participants may make transfers among certain funds in 5% increments. However, participants cannot transfer assets to the ESOP Fund. They can transfer out of the ESOP Fund after they are at least age 55 with ten years of participation.

    Effective April 1, 1994, AirTouch Communications, Inc. (ATI) (formerly, PacTel Corporation) and its subsidiaries separated their corporate affiliation with the Corporation and its other subsidiaries. Effective as of March 21, 1994, the record date, each shareowner of Pacific Telesis Group shares became a shareowner of ATI with eligibility to receive one ATI share for each share of Pacific Telesis Group.

    Effective March 31, 1994, the Corporation has amended the Plan to add a new investment fund, the AirTouch Stock Fund. This new fund was established as of the record date and consisted initially of the AirTouch shares attributable to the shares of Pacific Telesis Group held in the Company Stock Fund and ATI common shares transferred from the LESOP. The Plan will allow fund transfers out of the AirTouch Stock Fund to any other investment fund option, except the Interest Income Fund, as of the end of any month. The once-every-three-months transfer limit described above will continue to apply to the other investment funds. The AirTouch Stock Fund was closed to new contributions and investment transfers on April 1, 1994.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

1.  Plan Description (Continued)
    ----------------------------

    D.  Vesting and Forfeitures

    Employee deduction accounts are always fully vested and nonforfeitable. Employing Company matching accounts (the Savings Plan's matching account and the LESOP's Savings Match Stock account) attributable to employees' before-tax basic deductions are also fully vested and nonforfeitable. Employing Company matching accounts attributable to employees' after-tax basic deductions are fully vested after a participant either completes three years of service or reaches age 65 while employed. Such accounts are also fully vested upon termination of employment due to retirement, disability, death, termination under certain severance pay plans, or termination due to a layoff.

    The nonvested portion of the Employing Company matching accounts attributable to after-tax deductions is forfeited upon termination of employment or withdrawal of after-tax basic deductions made in the current or two preceding years. Generally, an employee may restore any forfeiture caused by a withdrawal or distribution by making a lump sum payment within five years equal to the portion of the distribution or withdrawal attributable to after-tax deductions and related Employing Company matching allocations. Forfeitures are automatically restored if the employee did not receive a distribution upon termination of employment and is reemployed within five years. Forfeitures from the LESOP's Savings Match Stock Accounts are applied toward subsequent matching allocations, and forfeitures, if any, arising from the Savings Plan's matching account are applied to pay trustee fees.

    E.  Withdrawals and Distributions

    In-Service Withdrawals - Once in any six-month period, a participant while still employed may elect to withdraw all or part of his or her account as follows:

    o The value of after-tax supplemental deductions, after-tax basic deductions made more than two calendar years before the year of withdrawal, after-tax vested Employing Company matching allocations made more than two calendar years before the year of withdrawal, and rollover contributions may be withdrawn without penalty. The value of after-tax basic deductions made in the current and two preceding plan years may be withdrawn only in a total withdrawal of all available after-tax accounts. If a total withdrawal is made, the value of any nonvested Employing Company matching allocations will be forfeited and Employing Company matching allocations will be suspended for six months following the withdrawal date. However, employee deductions may continue during the suspension period. A partial withdrawal must be a minimum of $300 and a multiple of $50. Employees do not need to specify the actual dollar amount of a total withdrawal of after-tax accounts.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

1.  Plan Description (Continued)
    ----------------------------

    o The value of before-tax deductions and before-tax Employing Company matching allocations may be withdrawn, in total or in a partial withdrawal of at least $300 and a multiple of $50, by employees who have attained age 59-1/2. However, such withdrawals may not be made by employees who have not yet attained age 59-1/2, except in the event of a hardship which is created by the purchase cost of a primary residence, current year expenses of post-secondary education, eviction or foreclosure on a principal residence, room and board, unreimbursed medical expenses, and certain federal and state income taxes attributable to post-1992 hardship withdrawals. The employee must demonstrate that no other resources are available to meet the need, and the reason given and amount requested must be approved by the Savings Plans Committee. A hardship withdrawal must be at least $300 and a multiple of $50. Post-1988 earnings on employee before-tax deductions are not available for hardship withdrawal.

    Distribution upon Termination of Employment - A participant who has terminated employment is entitled to a distribution of his or her vested accounts as follows:

    o If the employee terminated employment for reasons other than retirement on a service pension or disability, the employee may elect to receive a distribution in a single sum payment at any time between termination and attainment of age 65. However, if the employee's vested account has a value of less than $3,500, the account is distributed automatically following termination of employment.

    o If the employee terminates employment on account of retirement on a service pension or disability, the employee may elect to receive a distribution in a single sum payment or in annual installments over a period of years not to exceed the employee's life expectancy, commencing at any time between termination of employment and April 1 following the attainment of age 70-1/2. Participants on leaves of absence after expiration of short-term disability benefits are treated as though their employment terminated and they are eligible for a distribution.

    o Effective January 1, 1993, an employee who terminates for any reason may elect to transfer all or part of his or her account, except for the amount of the employee's after-tax contributions, installment payments that are part of a series that extends over 10 or more years, and distributions required after age 70-1/2, from the Plan to another qualified plan or to an Individual Retirement Account (IRA) in a trustee to trustee transfer, in lieu of receiving a direct distribution.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

1.  Plan Description (Continued)
    ----------------------------

    Distributions Upon Death - The designated beneficiary or beneficiaries of participants who die before the effective date of the distribution will receive the entire amount of the deceased participant's vested accounts, as soon as practicable after the participant's death, in a single sum payment, or in certain circumstances, in two annual installments.

    Age 70-1/2 Distributions During Employment - Employees who remain employed after attaining age 70-1/2 will automatically receive distributions in annual installments beginning not later than April 1 of the following year.

    Form of Payment - Distributions as well as withdrawals are valued as of the end of the month in which they are requested (some exceptions apply). Withdrawals and distributions are made in cash, except a participant or beneficiary may choose to receive cash or shares from amounts invested in the Company Stock Fund or the ESOP Fund. Effective March 31, 1994, a participant or beneficiary may also choose to receive cash or shares from amounts invested in the AirTouch Stock Fund.

    F.  Tax Consequences of Participation

    Employees may designate their basic and supplemental deductions as before-tax or after-tax, or as a combination of both. The before-tax basic and supplemental deductions are intended as contributions under a salary deferral arrangement qualified under Section 401(k) of the Internal Revenue Code. Under such an arrangement, the employee's before-tax deductions are considered a reduction in taxable compensation and are treated as employer contributions to the Plan (rather than employee contributions). Before-tax deductions reduce the employee's W-2 compensation for federal income tax purposes and for the income tax purposes of California and most other states. However, withdrawals of before-tax contributions are subject to severe restrictions while the employee is in-service (see "Withdrawals and Distributions").

    Employees will not have taxable income as a result of Employing Company contributions (including the employee's before-tax deductions that are treated as employer contributions or allocations) or earnings on Plan assets before the amounts are distributed from the Plan. When a participant receives a distribution from the Plan, the distribution may be partially or fully subject to federal and state income taxes depending on the extent it represents a return of the employee's after-tax contributions and on whether the participant has elected to receive shares of appreciated stock.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

1.  Plan Description (Continued)
    ----------------------------

    In addition to any regular income tax that may be due, a 10% additional federal tax (and a similar 2-1/2% additional California tax) generally applies to taxable distributions received prior to age 59-1/2 to the extent they are not rolled over to another qualified plan or an IRA. Five-or ten-year averaging may be available in some circumstances to determine the income tax on the taxable portion of a lump sum distribution, but only if no part of the distribution is rolled over.

2.  Summary of Accounting Policies
    ------------------------------

    Investments are carried at their estimated fair values or contract values determined as follows:

    o Pacific Telesis Group common shares in the Company Stock Fund and the ESOP Fund, and ATI common shares in the AirTouch Stock Fund are valued at the last published sales prices at the end of each Plan year as reported on the composite tape of the New York Stock Exchange.

    o The Plan's investments in the Bond Fund, Money Market Fund, Balanced Fund, and Equity Fund are stated at the fair values of the total units of participation held by the Plan in each of these trust funds. The fair values of the units of participation held by the Plan are established by Bankers Trust Company, the Plan's trustee, and reflect the market values of each fund's underlying assets, as reported by the investment manager, State Street Global Advisors, a subsidiary of State Street Bank and Trust. The Bond Fund invests primarily in long-term obligations, including U.S. Government and government agency debts, and corporate bonds; the Money Market Fund invests primarily in short-term debts of U.S. Government agencies and corporations; the Balanced Fund invests in a predetermined mix of large U.S. and international company stocks, high quality bonds, and money market instruments; the Equity Fund invests primarily in a broad mix of U.S. company common stocks.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

2.  Summary of Accounting Policies (Continued)
    ------------------------------------------

    o The Plan's investments in the Interest Income Fund are valued at the amount of contributed principal plus reinvested interest less distributions. The Interest Income Fund invests in contracts with insurance companies, banks or other financial institutions, savings accounts, certificates of deposit, obligations of the United States government or other credit worthy organizations, commercial paper, corporate bond or other debt obligations, as well as other fixed income investments (subject to any guidelines adopted by the Corporation) which guarantee by agreement the repayment of principal plus interest. The Plan has adopted the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 94-4, Reporting of Investment Contracts held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans for the year ended December 31, 1995. Under SOP 94-4, the Plan should report fully benefit-responsive investment contracts at contract value, which may or may not be equal to fair value and all other investment contracts at fair value. The Plan investments in the Interest Income Fund were carried at fair value at December 31, 1994 and contract value at December 31, 1995. There was no impact to the change in accounting for the Interest Income Fund because at December 31, 1995 and 1994, contract value and fair value of such contracts were equivalent.

    In accordance with the accounting policy of stating investments at fair value, net unrealized appreciation (depreciation), in addition to realized gains and losses, is included in the net change in appreciation (depreciation) of investments presented in the accompanying financial statements, where appropriate for the asset being valued.

    Dividend income is  recorded on the ex-dividend date.   Interest earned on
    investments is recorded on the accrual basis.

    Purchases and sales of securities are reflected as of the trade date.

    In accordance with Generally Accepted Accounting Principles, amounts allocated to accounts of participants who have elected to withdraw from the Plan but who were not paid as of the year-end are excluded from net assets available for benefits with fund information.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

2.  Summary of Accounting Policies (Continued)
    ------------------------------------------

    The Department of Labor requires these amounts to be reported as a liability on the Form 5500. The following reconciles net assets available for benefits between these financial statements and the Form 5500 as of December 31 (dollars in thousands):

                                                    1995          1994
                                               ------------ -------------

        Net assets available for plan
           benefits per financial statements    $1,723,625    $1,488,340
        Benefits due for participant
           withdrawal/distribution                 (23,782)      (19,503)
                                               ------------  ------------
        Net assets available for Plan
           benefits per Form 5500               $1,699,843    $1,468,837
                                               ============  ============

    Similarly, the 1995 distributions to participants amount reflected in the statement of changes in net assets available for benefits is reconciled to the Form 5500 as follows (dollars in thousands):
                                                                1995
                                                           --------------
        Distributions to participants per
           financial statements                                 $105,209
        Benefits due:
           Beginning of year                                     (19,503)
           End of year                                            23,782
                                                           --------------
        Distributions to participants per Form 5500             $109,488
                                                           ==============

3.  Participant Accounts
    --------------------

    Employee  deductions  are  credited  to the  employee's  before-tax  basic account, before-tax supplemental account, after-tax basic account and after-tax supplemental account, as appropriate. Employer matching contributions made for periods before March 1, 1990 were credited to the employees' after-tax company account and before-tax company account, as appropriate. Thereafter, the employer matching contributions are made through the LESOP.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

3.  Participant Accounts (Continued)
    -------------------------------

    An  employee's interest  in  the  accounts  is  represented  by  units  of participation ("Units") in each investment fund in which the employee participates. Monthly, a participant's account is credited with Units in each fund to which the participant's payroll deductions have been directed. The number of Units credited is based upon each respective fund's current Unit value which is determined as of the end of each month. A fund's Unit value is based upon the fair value of the underlying assets and will reflect any unrealized appreciation or depreciation of the fund's assets. The determination of the end of month Unit values also results in an allocation to the participant's account of a proportionate share of the monthly earnings (or losses) of each fund based upon the extent of the employee's participation (number of Units held) relative to the number of Units held by all participants in the respective fund.

    The  number and  value  of Units  at December  31, 1995  and 1994  were as follows:
                                                   December 31, 1995
                                                   -----------------
                                            Number of Units
                                            (in thousands)  Value per Unit
                                           ---------------- --------------
    Company Stock Fund                          86,138          $ 4.5161
    AirTouch Stock Fund                         79,359          $ 3.2864
    Equity Fund                                 30,798          $14.4322
    Interest Income Fund                        47,850          $ 4.7531
    Bond Fund                                   29,362          $ 1.3099
    Money Market Fund                           63,225          $ 1.1801
    Balanced Fund                              178,083          $ 1.4883

                                                   December 31, 1994
                                                   -----------------
                                           Number of Units
                                           (in thousands)  Value per Unit
                                           ---------------- --------------
    Company Stock Fund                          94,851          $ 3.5828
    AirTouch Stock Fund                         86,947          $ 3.4075
    Equity Fund                                 28,942          $10.4982
    Interest Income Fund                        52,771          $ 4.4489
    Bond Fund                                   26,930          $ 1.1057
    Money Market Fund                           56,579          $ 1.1058
    Balanced Fund                              169,982          $ 1.1868

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

4.  Participation by Investment Direction
    -------------------------------------

    The number of active employees contributing to the Plan as of December 31, 1995 and 1994 by each investment direction were as follows:

                                                            December 31,
                                                         -----------------
                                                            1995     1994
                                                         -------- --------
    Entirely in the Company Stock Fund                     1,959    2,439
    Entirely in the Equity Fund                            1,076      947
    Entirely in the Bond Fund                                 20       25
    Entirely in the Money Market Fund                        440      496
    Entirely in the Balanced Fund                            568      627
    10% increments totalling 100% in the Company Stock
       Fund and the Equity Fund                              885      984
    10% increments totalling 100% in the Company Stock
       Fund and the Money Market Fund                        556      630
    10% increments totalling 100% in the Company Stock
       Fund and the Bond Fund                                 30       44
    10% increments totalling 100% in the Company Stock
       Fund and the Balanced Fund                            384      467
    10% increments totalling 100% in the Equity Fund
       and the Money Market Fund                             209      209
    10% increments totalling 100% in the Equity Fund
       and the Bond Fund                                     112      104
    10% increments totalling 100% in the Equity Fund
       and the Balanced Fund                               1,542    1,371
    10% increments totalling 100% in the Money Market
       and the Bond Fund                                      32       31
    10% increments totalling 100% in the Money Market
       and the Balanced Fund                                  95       94
    10% increments totalling 100% in the Bond Fund
       and the Balanced Fund                                  68       87
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund and the Money Market Fund       290      332
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund and the Bond Fund                60       64
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund and the Balanced Fund         1,038    1,097
    10% increments totalling 100% in the Company Stock
       Fund, the Money Market Fund and the Bond Fund          16       19
    10% increments totalling 100% in the Company Stock
       Fund, the Money Market Fund and the Balanced Fund      94      104
    10% increments totalling 100% in the Company Stock
       Fund, the Bond Fund and the Balanced Fund              50       62

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

4.  Participation by Investment Direction (Continued)
    ------------------------------------------------
                                                            December 31,
                                                         -----------------
                                                            1995     1994
                                                         -------- -------
    10% increments totalling 100% in the Equity Fund,
       the Money Market Fund and the Bond Fund                46       38
    10% increments totalling 100% in the Equity Fund,
       the Money Market Fund and the Balanced Fund           158      139
    10% increments totalling 100% in the Equity Fund,
       the Bond Fund and the Balanced Fund                   390      366
    10% increments totalling 100% in the Money Market
       Fund, the Bond Fund and the Balanced Fund              43       48
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Money Market Fund
       and the Bond Fund                                      31       20
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Money Market Fund
       and the Balanced Fund                                 185      165
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Bond Fund and the
       Balanced Fund                                         257      265
    10% increments totalling 100% in the Company Stock
       Fund, the Money Market Fund, the Bond Fund and
       the Balanced Fund                                      21       24
    10% increments totalling 100% in the Equity Fund,
       the Money Market Fund, the Bond Fund and the
       Balanced Fund                                         219      149
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Money Market Fund,
       the Bond Fund and the Balanced Fund                   347      301
                                                         -------- --------
       Total Employees Contributing                       11,221   11,748
                                                         ======== ========


5.  Tax Status
    ----------

    The Internal Revenue Service issued a determination letter on July 18, 1995, stating that the Plan, as amended effective April 1, 1994, meets the requirements of a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code") and is exempt from federal income taxes under Section 501(a) of the Code. There have been no amendments to the Plan since April 1, 1994.

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                        FOR SALARIED EMPLOYEES
                                              NOTES TO FINANCIAL STATEMENTS (Continued)

6.  Net Appreciation (Depreciation) of Investments
    ----------------------------------------------
    During the years ended December 31, 1995, 1994 and 1993, the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (Dollars in thousands):

                                                                         AirTouch

                                                                           Stock         Company         Equity
                                                                           Fund         Stock Fund        Fund
                                                                        -----------    -----------    -----------
    1995
    ----
    Common Stock                                                          $ (9,823)      $ 57,927              -
    Bank Common and Commingled Trust Funds                                       -              -       $116,907
    Insurance Contracts                                                          -              -              -
                                                                        -----------    -----------    -----------
         Net Appreciation (Depreciation)                                  $ (9,823)      $ 57,927       $116,907
                                                                        ===========    ===========    ===========
    1994
    ----
    Common Stock                                                          $176,142      $(145,171)      $      -
    Bank Common and Commingled Trust Funds                                       -              -          4,355
    Insurance Contracts                                                          -              -              -
                                                                        -----------    -----------    -----------
         Net Appreciation (Depreciation)                                  $176,142      $(145,171)     $   4,355
                                                                        ===========    ===========    ===========
    1993
    ----
    Common Stock                                                           $     -       $100,499       $      -
    Bank Common and Commingled Trust Funds                                       -              -         27,312
    Insurance Contracts                                                          -              -              -
                                                                        -----------    -----------    -----------
         Net Appreciation                                                        -       $100,499       $ 27,312
                                                                        ===========    ===========    ===========

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                        FOR SALARIED EMPLOYEES
                                              NOTES TO FINANCIAL STATEMENTS (Continued)

6.  Net Appreciation (Depreciation) of Investments
    ----------------------------------------------

    During the years ended December 31, 1995, 1994 and 1993, the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (Dollars in thousands):

                                                                       Interest                 Money
                                                                        Income       Bond       Market    Balanced
                                                                         Fund        Fund        Fund       Fund        Total
                                                                     ----------- ----------- ----------- -----------  ----------
    1995
    ----
    Common Stock                                                       $      -    $      -    $      -    $           $ 48,104
    Bank Common and Commingled Trust Funds                                    -       5,768           -      52,345     175,020
    Insurance Contracts                                                       -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation (depreciation)                               $      -    $  5,768    $      -    $ 52,345   $ 223,124
                                                                     =========== =========== =========== ===========  ==========
    1994
    ----
    Common Stock                                                       $      -    $      -    $      -    $      -    $ 30,971
    Bank Common and Commingled Trust Funds                                    -        (918)          -       2,371       5,808
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation (depreciation)                               $      -    $   (918)   $      -     $ 2,371    $ 36,779
                                                                     =========== =========== =========== ===========  ==========
    1993
    ----
    Common Stock                                                       $      -    $      -    $      -    $      -    $100,499
    Bank Common and Commingled Trust Funds                                    -       3,116           -      19,926      50,354
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation                                              $      -    $  3,116    $      -    $ 19,926    $150,853
                                                                     =========== =========== =========== ===========  ==========

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                        NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)
7.  Plan Termination
    ----------------

    The Corporation, by action of the Board of Directors, may at any time terminate the making of deductions from salaries and pay of all participating employees and of contributions by the Employing Company in connection with the Plan. If at any time the current or accumulated profits of the Corporation and of the Subsidiaries of the Corporation which are joined (or could be joined) with it in a consolidated federal income tax return shall be less than twice the combined contributions of all such companies under the Plan and the Savings Plans since the preceding January 1, the making of deductions from salaries and pay of all participating employees in the Plan and of contributions by the Employing Company shall be terminated. No termination shall have the effect of diverting the amounts held by the Trustee for purposes other than as provided in the Plan.

8.  LESOP Provisions of the Plan
    ----------------------------

    See LESOP notes to financial statements under Plan Description, Section A. General and Section C. Participant Accounts.

9.  Related Party Transactions
    --------------------------

    Trustee fees, other than fees attributable to the LESOP Savings Match Accounts, are charged to the applicable Plan fund or prorated among all Plan funds, except the LESOP fund, as appropriate. Investment manager fees, fees charged by financial institutions in connection with the investment of any funds under the Plan, and certain administrative fees applicable to the Plan are charged to the applicable Plan fund(s). Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price. Trustee fees and certain administrative fees with respect to the LESOP fund are paid by the Employing Company.

10.  Subsequent Event
     ----------------
     On April 1, 1996, the Corporation and SBC Communications, Inc. announced a definitive agreement under which the Corporation will become a wholly-owned subsidiary of SBC Communications Inc. The merger agreement must be approved by the shareholders of the Corporation and SBC. In addition, the merger must be approved by several governmental agencies. Under the terms of the agreement, on the effective date of the merger, each share of common stock of the Corporation will be converted into the right to receive, and become exchangeable for, 0.733 of share of SBC common stock, subject to adjustment in the event of certain contingencies. The shares of stock of the Corporation held under the Plan in the Company Stock Fund and the ESOP Fund will be subject to these and other terms of the agreement.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES


COMPANY STOCK FUND
(Dollars and shares in thousands)                December 31, 1995
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund   Shares or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets     Amount      Cost      Value
- --------------------------------- --------- ---------- -------- ----------
Pacific Telesis Group common
  shares*                           97.6%   11,503 shs $254,325  $385,356
Bankers Trust Pyramid
  Discretionary Cash Fund            1.2%   $4,831        4,831     4,831
                                  ---------           --------- ----------
  Total Company Stock Fund          98.8%              $259,156  $390,187
                                  =========           --------- ----------


AIRTOUCH STOCK FUND
(Dollars and units in thousands)                 December 31, 1995
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets     Amount      Cost      Value
- --------------------------------- --------- ---------- --------- ---------
AirTouch Communications common
    shares*                          99.5%   9,356 shs $132,869  $263,152
Bankers Trust Pyramid
  Discretionary Cash Fund             0.6%   $1,643       1,643     1,643
                                  --------             --------- ---------
      Total AirTouch Stock Fund    100.1%              $134,512  $264,795
                                  ========             --------- ---------


EQUITY FUND
(Dollars and units in thousands)             December 31, 1995
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal             Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost     Value
- --------------------------------- --------  ---------- -------- ----------
State Street S&P 500 Fund*          98.6%    4,573 unt$ 286,514 $ 443,957
Bankers Trust Pyramid
  Discretionary Cash Fund            0.5%      $2,274     2,274     2,274
                                  --------             -------- ----------
      Total Equity Fund             99.1%              $288,788  $446,231
                                  ========             -------- ----------
(*  See footnote on page 35.)

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                  (CONTINUED)

BOND FUND
(Dollars and units in thousands)             December 31, 1995
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal             Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost     Value
- --------------------------------- --------  ---------- -------- ----------
State Street Bond Fund              98.6%    2,899 unt  $30,581   $38,379
Bankers Trust Pyramid
  Discretionary Cash Fund            0.6%        $220       220       220
                                  --------             -------- ----------
Total Bond Fund                     99.2%               $30,801  $ 38,599
                                  ========             -------- ----------

MONEY MARKET FUND
(Dollars and units in thousands)             December 31, 1995
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost      Value
- --------------------------------- --------  ---------- -------- ----------
State Street Money Market Fund      97.3%   74,607 unt $ 74,607   $74,605
Bankers Trust Pyramid
  Discretionary Cash Fund            0.2%      $1,272     1,272     1,272
                                  --------             -------- ----------
Total Money Market Fund            97.5 %               $75,879   $75,877
                                  ========             -------- ----------

BALANCED FUND
(Dollars and units in thousands)             December 31, 1995
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost      Value
- --------------------------------- --------  ---------- -------- ----------
State Street Balanced Fund*         98.7%   17,693 unt $189,557  $265,009
Bankers Trust Pyramid
  Discretionary Cash Fund            0.5%      $1,404     1,404     1,404
                                  --------             -------- ----------
Total Balanced Fund                 99.2%              $190,961  $266,413
                                  ========             -------- ----------

(*  See footnote on page 35.)

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
         ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 (CONTINUED)

INTEREST INCOME FUND
                                               December 31, 1995
(Dollars and shares in thousands)  ---------------------------------------
                                 Percent of
   Name of Issuer, Maturity       Fund Net  Principal             Contract
  Date and Rate of Interest         Assets    Amount      Cost     Value
- ---------------------------------  -------- --------- --------- ----------
Contracts with insurance companies and banks:
John Hancock (12/31/96) 6.5%        4.9%   $ 11,486  $   11,486  $   11,486
Metropolitan Life Insurance
  Company (12/31/96) 7.8%           2.6%      6,003       6,003       6,003
The Mutual Benefit Life
  Insurance Company **              0.5%      1,299       1,299       1,299
Connecticut General Life Insurance
  Company (accrued income)
  (12/29/95) 4.9%                     0%         37          37          37
Life Insurance of Georgia           3.7%      8,438       8,438       8,438
  (12/31/97) 6.9%
Provident National Assurance        5.8%     13,311      13,311      13,311
  Company (12/31/97) 6.3%
AETNA (12/31/98) 5.7%               6.3%     14,398      14,398      14,398
Lotsoff Capital Management
  (06/30/00) 6.5%                  10.0%     22,838      22,838      22,838
Allstate Insurance Company
  (06/30/96) 9.2%                  13.9%     32,036      32,036      32,036
Allstate Insurance Company
  (07/05/00) 6.8%                   4.3%      9,820       9,820       9,820
CitiBank (12/31/98) 7.2%            4.5%     10,369      10,369      10,369
CitiBank (12/31/97) 5.0%            4.4%     10,031      10,031      10,031
Prudential Asset Management
  Group (12/31/96) 8.0%             1.3%      3,089       3,089       3,089
American International Life
  (06/30/97) 6.2%                   2.2%      5,059       5,059       5,059
Prudential Asset Management
  Group (12/31/98) 5.3%             5.2%     12,008      12,008      12,008
Prudential Asset Management
  Group (06/30/99) 7.0%             6.3%     14,449      14,449      14,449
Prudential Asset Management
  Group (06/30/99) 7.0%             4.7%     10,733      10,733      10,733
Provident National Assurance
  Company (01/02/98) 6.6%           3.3%      7,670       7,670       7,670
CNA Insurance Company
  (06/30/99) 6.8%                   9.6%     22,087      22,087      22,087
                                --------  ----------  ----------  ---------
  Total contracts with insurance
    companies and banks            93.5%    215,161     215,161     215,161
                                --------  ----------  ----------   ---------

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
         ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 (CONTINUED)

INTEREST INCOME FUND
                                               December 31, 1995
(Dollars and shares in thousands)  ---------------------------------------
                                 Percent of
   Name of Issuer, Maturity       Fund Net  Principal             Contract
  Date and Rate of Interest         Assets    Amount      Cost     Value
- ---------------------------------  -------- --------- ---------  ----------
  Bankers Trust Pyramid
    Discretionary Cash Fund             6.3%   14,490    14,490     14,490
                                    ----------------------------  ---------
  Total Interest Income Fund           99.8%  229,651   229,651    229,651
                                    ========          ----------  ---------
    GRAND TOTAL                        99.3%
                                                     $1,209,749 $1,711,753
                                    ========          ========== ==========
      (** See footnote on page 35).



- -----------------
Percentages represent the item's fair value as a percent of the applicable fund's Net Assets Available for Benefits at December 31, 1995.

 * Investment represents 5% or more of the total Net Assets Available for Plan Benefits at December 31, 1995.

** Mutual Benefit Life Insurance Company (MBL) is under the supervision of the state of New Jersey and is currently in receivership. The maturity of the contract with MBL is contingent on close-out proceedings initiated by MBL upon its emergence from receivership status. The contract with MBL represents less than 0.1% of total plan net assets.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                           ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                For the Year Ended December 31, 1995
                                                       (Dollars in thousands)
                                                                                                      Current Value
                                                                                                       of Asset on     Net
                                   Description          Number of     Purchase   Selling    Cost of    Transaction    Gain/
Identity of Party Involved          of Assets          Transactions    Price      Price      Asset         Date       (Loss)
- --------------------------    ----------------------   ------------   --------   --------   --------   ------------  -------
Bankers Trust Pyramid         Short-term
  Discretionary Cash Fund       Investments                464            N/A   $257,404   $257,404          N/A           -


Pacific Telesis Group         Pacific Telesis Group
  common shares                 common shares               42            N/A    $64,755    $47,459          N/A     $17,296


Bankers Trust Pyramid         Short-term
  Discretionary Cash Fund       Investments                432       $257,543        N/A        N/A     $257,643         N/A


Pacific Telesis Group         Pacific Telesis Group
  common shares                 common shares               67        $67,399        N/A        N/A      $67,399         N/A



Note: The above transactions exceed, individually or in the aggregate for a series of transactions involving the same person, or securities of the same issue 5% of the Plan net assets available for benefits at the beginning of the Plan year, January 1, 1995.

                      REPORT OF INDEPENDENT ACCOUNTANTS


Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP:


We have audited the accompanying statements of net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP as of December 31, 1995 and 1994, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedule of reportable transactions as of December 31, 1995, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




San Francisco, California
May 17, 1996

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                          December 31, 1995 and 1994

                            (Dollars in thousands)


ASSETS

                                                    1995           1994
                                                 ----------     ----------
   Investment - at fair value
     Pacific Telesis Group Common Shares, at
        fair value, Cost $604,239 and $672,245
        for 1995 and 1994, respectively (Note 3)  $663,567       $590,806
   Employer Receivable                              70,530         45,729
   Interest Receivable                                 165              -
   Dividend Receivable                              10,795         11,298
   Short-Term Investments                           33,692             41
                                                 ----------     ----------

          Total Assets                             778,749        647,874
                                                 ----------     ----------


LIABILITIES


   Benefits Payable (Note 2)
   Interest Payable                                 21,052         10,264
   Note Payable (Note 7)                           301,191        347,954
                                                 ----------    -----------

          Total Liabilities                        322,243        358,218
                                                 ----------    -----------
          Net Assets Available For
              Benefits                            $456,506      $ 289,656
                                                 ==========    ===========


NET ASSETS AVAILABLE FOR BENEFITS

   Net Assets Allocated to Participants           $382,284        265,569
   Net Assets Available for
     Future Allocations                             74,222         24,087
                                                 ----------     ----------
          Net Assets Available
              For Benefits                        $456,506      $ 289,656
                                                 ==========     ==========


The accompanying notes are an integral part of the financial statements.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                For The Years Ended December 31, 1995 and 1994

                            (Dollars in thousands)

                                                    1995           1994
                                                  ---------      ---------
   Net Assets Available for Benefits,
       January 1,                                 $289,656        352,573
                                                  ---------      ---------
   Additions to Net Assets Attributed to:

   Investment Income
        Dividends on Pacific Telesis Group
          Common Shares                             43,720         39,297
        Interest Income                                941            618
        Net Appreciation (Depreciation) of
          Investments (Note 4)                      99,170        (48,342)

   Employer Contributions for Loan Repayment        70,530         57,695
                                                  ---------      ---------
        Total Additions                            214,361         49,268
                                                  ---------      ---------

   Deductions from Net Assets Attributed to:

   Distributions to Participants                    26,459         89,278

   Interest Expense                                 21,052         22,907
                                                  ---------      ---------
        Total Deductions                            47,511        112,185
                                                  ---------      ---------
        Net Increase                               166,850        (62,917)
                                                  ---------      ---------
        Net Assets Available for Benefits,
          December 31                             $456,506       $289,656
                                                  =========      =========



   The accompanying notes are an integral part of the financial statements.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                        NOTES TO FINANCIAL STATEMENTS

1.  Plan Description
    ----------------

    A.  General

    The Pacific Telesis Group (the "Corporation") originally adopted a leveraged employee stock ownership plan (the "LESOP"), effective December 1, 1989, in conjunction with the two existing Savings Plans. On December 28, 1989, the LESOP borrowed $691,052,400 from the Corporation pursuant to a loan agreement and promissory note. Banker's Trust Company, as Trustee of the Pacific Telesis Group Employee Stock Ownership Plan Master Trust, using the proceeds of the loan, purchased 13,900,000 of the Corporation's treasury shares ("Shares") at a total price of $691,052,400, or $49.25 per share plus accrued dividends. The Shares were credited to a suspense account as required by Treasury Regulations Section 54.4975-11(c).

    Effective April 1, 1994, PacTel Corporation separated from Pacific Telesis Group with PacTel Corporation renamed AirTouch Communications, Inc. (ATI). Consequently, the Plan was amended to reflect that for each share of Pacific Telesis Group common stock held by the Plan as of March 21, 1994, the Plan received an equivalent number of shares of common stock of ATI. Participants had the option of transferring the ATI stock in their account to the ATI Stock Fund in the Savings Plan; or converting the ATI stock to Pacific Telesis Group stock.

    B.  Employee Contributions and Employing Company Matching Allocations

    Under the Savings Plans, a participant can make basic contributions of one to six percent of the participant's earnings for a month, which are matched by using Employing Company contributions made to the Plan to repay the loan described above in sufficient amounts to release Shares from the suspense account so that the value of matching allocations will be 66-2/3% of the participants' basic contributions to the Savings Plans for each month.

    If the Shares released from the suspense account by loan payments made within a Plan year are more valuable than 66-2/3% of the participants' basic contributions, the excess value will be allocated as of the last day of the Plan year among those participants who made contributions during the last month of the Plan year in proportion to their pay or salary for such month.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

1.  Plan Description (Continued)
    ----------------------------

    C.  Participant Accounts

    Units representing shares of stock ("Units") released from the suspense account on behalf of a participant are credited to a "Savings Match Stock" account maintained for a participant under the Plan. Shares are released from the suspense account on a monthly basis prior to the actual payment of principal and interest on the Plan loan. The market value of shares released from the suspense account for the 1995 plan year was $100,793,829. The final loan payment for any Plan year will be determined as of the end of such year pursuant to the formula set forth in Treasury Regulations Section 54.4975-7(b)(8), based on the number of shares of stock released during each month of such year.

    Dividends on shares purchased with the Plan loan may be used to repay the loan, which will cause the release of shares from the suspense account. The IRS issued a private letter ruling to Telesis providing that Telesis shares purchased with the sale proceeds of AirTouch shares received in conjunction with the spin-off may be treated as shares purchased with the Plan loan. Whenever dividends on shares credited to participant's Savings Match Stock account are used for this purpose, the Plan provides that shares with a fair market value at least equal to the amount of the dividend are allocated to the participant's Savings Match Stock account. These loan payments and released shares are also taken into account when the final calculation of principal and interest to be paid for the year is performed.

    D.  Vesting and Forfeitures

    Savings Match Stock accounts are fully vested and nonforfeitable after a participant either completes three years of service or reaches age 65 while employed. However, the portion of a salaried participant's Savings Match Stock account attributable to before-tax employee deductions is always fully vested and nonforfeitable, regardless of age or service. Savings Match Stock accounts are also fully vested upon termination of employment due to retirement, disability, termination under certain severance pay plans or termination due to layoff. Forfeitures from Savings Match Stock accounts are allocated among participating employees.

    E.  Withdrawals and Distributions

    The valuation, vesting, withdrawal and distribution rules governing Savings Match Stock accounts generally are the same as the rules governing the company accounts under the Savings Plans.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

1.  Plan Description (Continued)
    ----------------------------

    F.  Tax Consequences of Participation

    Employees will not have taxable income as a result of Employing Company contributions or earnings on Plan assets before the amounts are distributed from the Plan. When a distribution is received from the Plan, it may be partially or fully subject to federal and state income taxes depending on whether the participant elects to receive cash or shares of appreciated stock.

    In addition to any regular income tax that may be due, a 10% additional federal tax (and a similar 2-1/2% additional California tax) generally applies to the taxable amount of distributions received prior to age 59-1/2 to the extent they are not rolled over to another qualified plan or an IRA. Five- or ten-year averaging may be available in some circumstances to determine the regular income tax on the taxable portion of a lump sum distribution but only if no part of the distribution is rolled over.

2.  Summary of Accounting Policies
    ------------------------------

    The Plan's investment in the Pacific Telesis Group common shares is valued at the last published sales price at the end of each Plan year as reported on the composite tape of the New York Stock Exchange.

    In accordance with the accounting policy of stating investments at fair value, the net unrealized appreciation (depreciation), in addition to realized gains and losses, is included in the net appreciation (depreciation) of investments presented in the accompanying financial statements.

    Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

    Purchases and sales of securities are reflected as of the trade date.

    In accordance with Generally Accepted Accounting Principles, amounts allocated to accounts of participants who have elected to withdraw from the Plan but who were not paid as of the year-end are excluded from net assets available for benefits.

        PACIFIC TELESIS GROUP SUPPLEMENTAL AND RETIREMENT SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

2.  Summary of Accounting Policies (Continued)
    ------------------------------------------

    The Department of Labor requires these amounts to be reported as a liability on the Form 5500. The following reconciles net assets available for benefits between these financial statements and the Form 5500 as of December 31 (dollars in thousands):
                                                   1995          1994
                                               ------------ ------------

        Net assets available for plan
          benefits per financial statements       $456,506     $289,656
        Benefits due for participant
          withdrawal/distribution                   (7,682)      (6,100)
                                               ------------ ------------
        Net assets available for Plan
          benefits per Form 5500                  $448,824     $283,556
                                               ============ ============

    Similarly, the 1995 distributions to participants amount reflected in the statement of changes of net assets available for benefits is reconciled to the Form 5500 as follows (dollars in thousands):
                                                                1995
                                                            ------------
        Distributions to participants per
          financial statements                                  $26,459
        Benefits due:
          Beginning of year                                      (6,100)
          End of year                                             7,682
                                                            ------------
        Distributions to participants per Form 5500             $28,041
                                                            ============

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

3.  Investment
    ----------

    The Plan invests its assets  in Pacific Telesis Group common shares.   As
    of December 31, 1995 and 1994, total investment, including shares in the Savings Stock Match account and shares held in the suspense account, is as follows (Dollars in thousands):
                                                                     Fair
    1995                                  Units          Cost       Value
    ----                                ----------     --------    --------
    Savings Stock Match Account        11,228,756     $339,247    $376,163
    Suspense Account                    8,579,204      264,992     287,403
                                       -----------   ----------  ----------
         Total                         19,807,960     $604,239    $663,566
                                       ===========  ===========  ==========

                                                                     Fair
    1994                                  Units          Cost       Value
    ----                                ----------     --------    --------
    Savings Stock Match Account         9,142,067     $277,249    $260,549
    Suspense Account                   11,587,975      354,997     330,257
                                       -----------     --------    --------
         Total                         20,730,042     $632,246    $590,806
                                       ===========     ========    ========

4.  Net Appreciation (Depreciation) of Investments
    ----------------------------------------------
    During the years ended December 31, 1995 and 1994 the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (Dollars in thousands):
                                                        1995        1994
                                                     ----------  ----------

    Common Stock                                       $99,170    $(48,342)
                                                     ==========  ==========

5.  Tax Status
    ----------

    The Internal Revenue Service issued an initial determination letter for the LESOP on July 18, 1995, stating that the Plan as amended effective as of April 1, 1994, meets the requirements of a qualified plan under section 401(a) of the Internal Revenue Code and as an employee stock ownership plan under section 4975(e)(7) of the Internal Revenue Code. There has been no amendments since April 1, 1994.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

6.  Plan Termination
    ----------------

    The Corporation, by action of the Board of Directors, may at any time terminate the making of contributions by all Employing Companies in connection with the Plan. If at any time the current or accumulated profits of the Corporation and of the Subsidiaries of the Corporation which are joined (or could be joined) with it in a consolidated federal income tax return shall be less than twice the combined contributions of all such companies under the Plan and the Savings Plans since the preceding January 1, the making of contributions by all Employing Companies shall be terminated. No termination shall have the effect of diverting the amounts held by the Trustee to purposes other than as provided in the Plan.

    Following such a termination of contributions by all Employing Companies, shares held in the suspense account shall be redeemed by the Corporation or sold to satisfy any outstanding indebtedness of the Plan. Any balance remaining in the suspense account shall be allocated among participating employees in proportion to their pay or salary in the year the termination occurs. Upon the termination of contributions, the Plan may remain in existence, but the Savings Match Stock accounts shall become nonforfeitable.

7.  Note Payable
    ------------

    The 15-year promissory note is payable to the Corporation and matures January 2, 2005. The interest rate on the note is based on the London Interbank Offered Rate (LIBOR) and is adjusted quarterly. The Plan paid $10,263,000 and $18,695,000 in interest and $46,763,000 and $96,151,000 in principal on the outstanding loan balance during the year ended December 31, 1995 and 1994, respectively.

    Repayment of principal in subsequent years will follow the terms of the note or may be accelerated according to management's discretion.

8.  Related Party Transactions
    --------------------------

    Administrative expenses of the Plan are paid by the Employing Company, except that trustee fees and certain administrative expenses in connection with the Plan may be charged to the income earned in the suspense account. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price. Transfer taxes applicable to distributions of shares are paid by the Employing Company.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)


9.  Subsequent Event
    ----------------
    On April 1, 1996, the Corporation and SBC Communications, Inc. announced a definitive agreement under which the Corporation will become a wholly-owned subsidiary of SBC Communications Inc. The merger agreement must be approved by the shareholders of the Corporation and SBC. In addition, the merger must be approved by several governmental agencies. Under the terms of the agreement, on the effective date of the merger, each share of common stock of the Corporation will be converted into the right to receive, and become exchangeable for, 0.733 of share of SBC common stock, subject to adjustment in the event of certain contingencies. The shares of stock of the Corporation held under the Plan in the Company Stock Fund and the ESOP Fund will be subject to these and other terms of the agreement.

                                   PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                        FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                                           ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                For the Year Ended December 31, 1995
                                                       (Dollars in thousands)
                                                                                                      Current Value
                                                                                                       of Asset on     Net
                                   Description          Number of     Purchase   Selling    Cost of    Transaction    Gain/
Identity of Party Involved          of Assets          Transactions    Price      Price      Asset         Date       (Loss)
- --------------------------    ----------------------   ------------   --------   --------   --------   ------------  -------
Bankers Trust Pyramid
  Directed Account            Short-term
  Cash Fund                     Investments                 21            N/A    $37,897    $37,897          N/A         N/A

Bankers Trust Pyramid
  Directed Account            Short-term
  Cash Fund                     Investments                 48        $71,549        N/A        N/A      $71,549         N/A


Note:   The above transactions exceed, individually or in the aggregate for a series of transactions involving the same person, or securities of the same issue 5% of the Plan net assets available for benefits at the beginning of the Plan year, January 1, 1995.

                                  SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Savings Plans Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.





                                 PACIFIC TELESIS GROUP
                                 SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                 FOR NON-SALARIED EMPLOYEES






                                 By Savings Plans Committee






                                 By: /s/R. P. McGahan
                                    -------------------------------
                                    R. P. McGahan
                                    Member of the Committee



Dated: June 26, 1996